UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In order to continue to promote the alignment of executive compensation and long-term shareholder value creation, the Compensation Committee (the “Committee”) of the Board of Directors of MSCI Inc. (“MSCI” or the “Company”) adopted certain changes to its executive compensation program for the ten senior managers who comprise the Company’s Executive Committee. The Committee believes that MSCI’s executive compensation program should reinforce a performance culture that is in close alignment with the interests of its shareholders by incorporating the achievement of both financial metrics and share-based performance targets into annual incentive compensation.

As previously reported, and consistent with this philosophy, on July 27, 2015, the Committee adopted a cash bonus plan that represented a shift to a more formulaic cash variable compensation approach that is intended to measure one-year performance results against financial targets and certain strategic goals (the “Cash Bonus Plan”). In connection with year-end compensation determinations, on February 8, 2016, the Committee adopted a new approach to its long-term equity incentive compensation program.

The Company has historically granted performance stock units (“PSUs”) that vested based on the achievement of certain financial performance measures (e.g., revenue growth, EPS and ROIC). Commencing with the Company’s grant of equity compensation in 2016, the Company’s approach to long-term equity incentive compensation has shifted from multi-year financial performance-based awards to multi-year total shareholder return (“TSR”) based awards, which the Committee believes more closely aligns the Executive Committee’s interests with those of the Company’s shareholders. Under this new long-term equity incentive compensation program, Mr. Henry A. Fernandez (Chief Executive Officer) will receive 100% of his equity compensation grant in the form of PSUs, the operational members of the Company’s Executive Committee, including Mr. C.D. Baer Pettit (Chief Operating Officer), will each receive his or her equity compensation grant 80% in the form of PSUs and 20% in the form of time-based vesting restricted stock units (“RSUs”) and the staff members of the Company’s Executive Committee will each receive his or her equity compensation grant 60% in the form of PSUs and 40% in the form of time-based vesting RSUs. In prior years, all Executive Committee members received their equity compensation grants 50% in the form of PSUs and 50% in the form of RSUs.

On February 8, 2016, the Committee approved the grant of multi-year PSUs (the “Multi-Year PSUs”) under this new long-term equity incentive compensation program to the members of the Company’s Executive Committee, including Messrs. Fernandez and Pettit. The Multi-Year PSUs are intended to cover three years of the PSU component of equity compensation, and, as such, the Executive Committee members will not receive grants of PSUs in 2017 or 2018. The Committee believes that the grant of the Multi-Year PSUs to the Executive Committee members will provide greater incentives for the execution of the Company’s three-year strategic plan and the creation of additional value enhancing corporate development initiatives. Those Executive Committee members who receive RSUs as a component of their equity compensation will continue to be granted RSUs annually.

The Multi-Year PSUs will cliff-vest on February 8, 2019, subject generally to the executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR compounded annual growth rate (“TSR CAGR”) and relative TSR CAGR (“Relative TSR CAGR”) performance metrics measured over a minimum three-year performance period. Achievement of the Relative TSR CAGR performance metric is determined based on the percentile ranking of the Company’s TSR CAGR relative to other companies that were constituents of the MSCI USA MIDCAP Index as of February 9, 2016 (the “Midcap Index”). The initial three-year performance period may be extended for an additional period of six months only in the event that both the TSR CAGR and Relative TSR CAGR performance metrics achieved by the Company are below the specified threshold performance levels.

On February 8, 2016, the Committee approved the grant of Multi-Year PSUs to Messrs. Fernandez and Pettit with target values of $17.7 million and $4.8 million, respectively. Since the Multi-Year PSUs are intended to cover three years of the PSU component of equity compensation and Mr. Fernandez received 100% of his equity compensation award in the form of PSUs, he will not receive grants of RSUs or PSUs in 2017 or 2018. Mr. Pettit will not receive grants of PSUs in 2017 or 2018. In determining the target value of the Multi-Year PSUs, the Committee took into consideration executive officer performance and potential future contributions, peer group analyses and the increased risk profile of the compensation program in relation to the executive officer, including the relatively high percentage of the PSU component of his or her long-term equity incentive compensation. The target number of shares of Company common stock, par value $0.01 per share (each, a “Share”), underlying such awards will be determined by reference to the fair value of a PSU as of the grant date of the Multi-Year PSUs. Each Multi-Year PSU reflects the right to receive between 0% and 300% of the target number of Shares based on achievement of the TSR CAGR and Relative TSR CAGR performance metrics. More than 50% of the value of Mr. Fernandez’s Multi-Year PSU award is contingent, subject to shareholder approval of the Omnibus Plan (as defined below).

The table below sets forth the TSR CAGR adjustment percentage. There will be extrapolation and interpolation (rounded to two decimal places) to derive a TSR CAGR adjustment percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	Adjustment Percentage (%)
≥ 30.00 (maximum)	300
20.00	200
10.00 (target)	100
8.67	50
8.00 (threshold)	25
< 8.00	0

Relative TSR CAGR performance is assessed when performance of TSR CAGR is achieved below 8.67% (i.e., where Relative TSR CAGR performance would result in an adjustment percentage of less than 50%). If TSR CAGR is achieved below 8% and Relative TSR CAGR is below the 60th percentile of the Midcap Index, the PSUs will vest at 0%. The Relative TSR CAGR adjustment percentage is as follows:

Relative TSR CAGR (%)	Adjustment Percentage (%)
≥ 60th percentile	50
< 60th percentile	0

With respect to the Multi-Year PSUs granted to Mr. Fernandez and Mr. Laurent Seyer (Global Head of Client Coverage, a member of the Company’s Executive Committee), in order to ensure maximum deductibility of the awards for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended, a portion of their awards will be subject to the approval by the Company’s shareholders of the MSCI Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan”)—a new equity incentive compensation plan that the Company will propose for approval at the Company’s 2016 annual meeting of shareholders. In the event the Company’s shareholders do not approve the Omnibus Plan, the portion of the awards subject to approval of the Omnibus Plan will be cancelled.

On termination of the executive’s employment due to his death or “disability” (as such term is defined in the applicable form of Multi-Year PSU award agreement), a pro-rated portion of the PSUs will service-vest based on the number of months elapsed from the date of grant until the date of termination, plus 12 months (up to a maximum of 36 months). On an involuntary termination of the executive’s employment by the Company without “cause” (as such term is defined in the applicable form of Multi-Year PSU award agreement), a pro-rated portion of the award will vest as follows: (i) one-third of the award will service-vest if such termination of employment occurs prior to the one year anniversary of the grant date of the award, (ii) two-thirds of the award will service-vest if such termination of employment occurs after the first anniversary but before the second anniversary of the grant date of the award and (iii) 100% of the award will service-vest if such termination of employment occurs after the second anniversary of the grant date of the award. For recipients who are eligible for “full career retirement” (as such term is defined in the applicable form of Multi-Year PSU award agreement), including Messrs. Fernandez and Pettit, in the event of such executive’s retirement, one-third of the award will service-vest. In each of the foregoing circumstances, the number of PSUs that will convert into Shares will be based on the Company’s actual level of attainment of the applicable TSR performance metrics as of the end of the performance period.

Upon a “qualifying termination” of employment within 24 months after a “change in control” of the Company (as such terms are defined in the applicable form of Multi-Year PSU award agreement), a pro-rated portion of the PSUs will service-vest based on the number of months elapsed from the grant date of the award until the date of termination, plus 12 months (up to a maximum of 36 months), and the applicable performance metrics will be deemed to have been achieved at the greater of (i) the actual level of attainment of the applicable TSR performance metrics as of the date of the change in control and (ii) 100%.

The Multi-Year PSU awards contain post-employment restrictions against competition, the solicitation of clients and employees of the Company and the use or disclosure of confidential information by a departing executive officer. In addition, the Multi-Year PSU awards granted to executive officers are also subject to the Company’s Compensation Clawback Policy, which provides that the Committee may recoup incentive-based compensation if it determines that certain financial results or operating metrics were achieved as a result of willful misconduct, intentional fraudulent or illegal conduct, or with that executive officer’s knowledge of such conduct by another person. Executive Committee members are subject to the Company’s stock ownership guidelines.

The amount of 2015 annual compensation approved for Messrs. Fernandez and Pettit will be reported in the Company’s 2016 Proxy Statement. The cash component of their annual variable-based compensation award is consistent with the Cash Bonus Plan discussed above.

The foregoing description is qualified in its entirety by reference to the Form of Multi-Year EICP PSU Award Agreement and the Form of Multi-Year Omnibus PSU Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Multi-Year EICP PSU Award Agreement

Exhibit 10.2	Form of Multi-Year Omnibus PSU Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

	By:	/s/ Henry A. Fernandez
		Name:	Henry A. Fernandez
		Title:	CEO, President and Chairman

Date: February 12, 2016

Exhibit Index

Exhibit No.	Description

10.1	Form of Multi-Year EICP PSU Award Agreement

10.2	Form of Multi-Year Omnibus PSU Award Agreement